UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 West Hamilton Street, Suite 200 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure
On July 15, 2016, CrossAmerica Partners LP (NYSE: CAPL) (the “Partnership”) issued a press release relating to the execution of a definitive agreement to acquire the assets of Chicago-area fuel distributor State Oil Company, consisting of 59 sites, including 55 Lessee Dealer accounts, 25 Independent Dealer accounts, 3 company-operated locations, 2 non-fuel sites and certain other assets located in the greater Chicago market.
A copy of the press release is attached as Exhibit 99.1 to this Current Report.
The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any restriction statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report that the Partnership chooses to disclose solely because of Regulation FD.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 15, 2016 regarding the acquisition of stores

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Gerard J. Sonnier
	Name:	Gerard J. Sonnier
	Title:	Vice President, Assistant Corporate Secretary

Dated: July 15, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated July 15, 2016 regarding the acquisition of stores